Exhibit 99.1
Rexford Industrial Announces Leadership Transition Plans

Los Angeles – June 17, 2024 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust focused on creating value by investing in and operating industrial properties located throughout infill Southern California, today announced that the Company has initiated a process to recruit a new Chief Financial Officer (CFO) and, upon the successful hire of a new CFO, to then elevate Laura Clark, the Company’s current CFO, to the newly-established role of Chief Operating Officer (COO). The Company has initiated an executive search effort through Russell Reynolds Associates to identify and appoint a new CFO.
“We’d like to thank Laura for her exemplary work and contributions throughout the Company as Rexford’s Chief Financial Officer. Laura’s elevation to the Chief Operating Officer position will represent an exciting, natural expansion of her role and company-wide impact,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “With an unprecedented opportunity for growth and value-creation ahead to build upon Rexford Industrial’s focus on the nation’s largest, highest-demand and lowest-supply industrial market, the establishment of the Chief Operating Officer role will optimize the alignment and execution of our value-creation initiatives across the organization to maximize the quality and accretive nature of our long-term growth.”
Upon transition to COO, Ms. Clark will oversee the operational and growth segments of the Company including asset management, investments, development and construction, leasing, property management and marketing, among others.
“The role of COO at Rexford Industrial will enhance our ability to unite and execute upon our collective vision across all facets of our business to maximize value creation for shareholders through Rexford’s next phase of growth,” stated Ms. Clark.

About Rexford Industrial
Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 422 properties with approximately 49.5 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:
Inquiries regarding Rexford Industrial’s CFO executive search should be directed to Debra Barbanel (deb.barbanel@russellreynolds.com), Global Co-Head of Real Estate at Russell Reynolds Associates.
Investorrelations@rexfordindustrial.com